UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2007

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 21, 2007, in connection with our Board of Directors’ annual review of our Chief Executive Officer Thomas Rogers’s compensation and in consultation with an outside compensation consultant, our Board of Directors approved an amendment to Mr. Rogers’s change in control agreement. Under the amendment to Mr. Rogers’s change in control agreement, he will be entitled to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event.

The foregoing description of our amended change in control agreement with our Chief Executive Officer, Thomas Rogers, is qualified in its entirety by reference to the applicable provision of that agreement, which we will file as an exhibit with our annual report on Form 10-K for the fiscal year ended January 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: March 27, 2007	By:	/s/ Steven Sordello
Steven Sordello
SVP & Chief Financial Officer
(Principal Accounting Officer)